EXHIBIT NO. 99.9(e)

                              LEGAL OPINION CONSENT
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I consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS Series Trust X (the "Trust"), of my opinion dated November 25, 1998, appearing in Post-Effective Amendment No. 24 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on November 25, 1998.


                                         JAMES R. BORDEWICK, JR.
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                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
September 21, 2000